                                                            Exhibit 4(i)


      [PAGE ONE OF AMERICAN STANDARD COMPANIES INC. STOCK CERTIFICATE]


                               AMERICAN STANDARD
                               COMPANIES INC.


SEE LEGEND ON
REVERSE SIDE                   COMMON STOCK

                               Incorporated
                               under the laws of
                               the State
                               of Delaware


                               See reverse side
                               for certain definitions


NUMBER      AS                                  CUSIP 029712 10 6      SHARES



      [GRAPHIC OF LADY LIBERTY WITH GLOBE BACKGROUND]



                                        This is to certify that:





                                        is the Owner of:


fully-paid and non-assessable shares of the Common Stock of American Standard Companies Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation of the Corporation (a copy of which is on file with the Transfer Agent) and any and all lawful amendments thereof. This certificate is not valid until countersigned by the Transfer Agent or Transfer Clerk and registered by the Registrar. Witness the signatures of the duly authorized officers of the Corporation.


      /s/ Frederic M. Poses                      /s/ J. Paul McGrath
Chairman and Chief Executive Officer                  Secretary



Dated:

Countersigned and Registered:
THE BANK OF NEW YORK,
(NEW YORK)
Transfer Agent and Registrar

By: /s/ John R. Sivertsen
Authorized Officer


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    [PAGE TWO OF AMERICAN STANDARD COMPANIES INC. STOCK CERTIFICATE]


This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between American Standard Companies Inc. (the "Corporation") and the Bank of New York, as successor Rights Agent to the Rights Agreement, dated as of January 5, 1995 and amended as of January 13, 2003 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may be null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.

American Standard Companies Inc.

American Standard Companies Inc. will furnish without charge to each stockholder who so requests a statement of the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof which American Standard Companies Inc. is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of American Standard Companies Inc. at P.O. Box 6820, One Centennial Avenue, Piscataway, N.J. 08855-6820.

Abbreviations used on face

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though the phrases for which they stand were written out in full according to applicable laws or regulations:

TEN COM as tenants in common

TEN ENT as tenants by the entirety(ies)

JT TEN as joint tenants with right of survivorship and not as tenants in common

CUST _______________   _____________ as custodian for _____ under Uniform Gifts
                        (Custodian)                  (Minor)
                       /
                      /
                     /
                     \
                      \
                       \
UNIF GIFT MIN ACT ______ to Minors Act of _______________________________
                                                       (State)

Additional abbreviations may also be used though not in the above list.


For value received, _____________________ hereby sell, assign and transfer unto

_______________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

_______________________________________________________________________________


_______________________________________________________________________________


________________________________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in premises.

Dated ____________________


_______________________________________________________________________________
Social Security or other identifying number of assignee



X
_______________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.




_______________________________________________________________________________
This space must not be covered in any way